Exhibit 99.1

THERAVANCE ANNOUNCES POSITIVE RESULTS IN PHASE 3
TELAVANCIN COMPLICATED SKIN AND SKIN STRUCTURE INFECTION PROGRAM

SOUTH SAN FRANCISCO, CA/August 22, 2006 — Theravance, Inc. (NASDAQ: THRX) today announced results from the ATLAS I and ATLAS II trials assessing the safety and efficacy of telavancin, a rapidly bactericidal injectable antibiotic, for the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive bacteria. ATLAS I and ATLAS II were two large, multi-center, multinational, double-blind, randomized Phase 3 clinical studies that enrolled and treated 1,867 patients in total, 719 of whom were infected with methicillin-resistant Staphylococcus aureus (MRSA).  In each study, telavancin achieved its primary endpoint of non-inferiority.  In both the all-treated and clinically evaluable populations, telavancin achieved a numerically better clinical cure rate versus vancomycin in cSSSI caused by Gram-positive bacteria.

In the clinically evaluable population of patients combined from ATLAS I and ATLAS II with cSSSI caused by MRSA:

•                  telavancin showed a numerically better clinical cure rate than vancomycin (telavancin 90.6% versus vancomycin 86.4%, p=0.060); and

•                  telavancin achieved a numerically better microbiological eradication rate than vancomycin (telavancin 89.9% versus vancomycin 85.4%, p=0.053).

“This positive outcome represents a landmark event for our company and the team that helped make it happen,” said Rick E Winningham, Chief Executive Officer at Theravance.  “Telavancin is a Theravance-discovered medicine, and these data demonstrate that our innovative approach to drug discovery works and can have an impact on combating serious infections.  With the data from this program, telavancin has the opportunity to become an important new medicine for the treatment of serious Gram-positive infections.”

“This was the largest double-blind randomized clinical program ever conducted in the treatment of patients with complicated skin and skin structure infections, and included the most patients infected with MRSA evaluated in an anti-infective clinical research program to date,” said Michael Kitt, MD, Senior Vice President of Development at Theravance.  “I am extremely pleased we met our primary endpoint and observed a strong trend toward an improved clinical cure rate versus vancomycin for the treatment of patients infected with MRSA in this program.  I would like to thank the physicians, study coordinators, nurses, pharmacists and patients who participated in this program.  We look forward to presenting our data for scientific review and submitting our new drug application to the U.S. Food & Drug Administration.”

“With the incidence of methicillin-resistant Staphylococcus aureus infections on the rise, it is imperative that clinicians have effective alternatives in the treatment of these difficult infections,” stated Sef Kurstjens, MD, PhD, Senior Vice President, Research and Development at Astellas Pharma US, Inc., an affiliate of Astellas Pharma Inc., the worldwide business partner for the development and commercialization of telavancin.  “We are excited about the results of the ATLAS I and ATLAS II studies and look forward to working with Theravance in bringing this potential new treatment to physicians.”

The safety profile of telavancin was consistent with that observed in prior clinical studies.  The most common adverse events reported in patients receiving telavancin were mild to moderate taste disturbance and nausea.  In addition, consistent with previous studies, small percentages of telavancin-treated patients experienced renal adverse events or increases in the QTc interval.

Program Design

The cSSSI program consisted of two double-blind, randomized studies, ATLAS I and ATLAS II, designed to compare the efficacy and safety of telavancin versus vancomycin in the treatment of cSSSI caused by Gram-positive bacteria.  The primary endpoint of each study was non-inferiority of telavancin in clinical cure rate versus vancomycin.  The cSSSI program also included an endpoint of superiority in clinical cure rate of telavancin versus vancomycin in the pooled subset of patients from ATLAS I and ATLAS II with MRSA infections.  Clinical cure was determined based upon physician-judged resolution of clinical signs and symptoms of cSSSI.

Conference Call and Webcast Information

The Company has scheduled a conference call to discuss this announcement beginning at 8:00 a.m. Eastern Daylight Time on August 23, 2006.  To participate in the live call by telephone, please dial 800-289-0572 from the U.S., or 913-981-5543 for international callers.  Those interested in listening to the conference call live via the internet may do so by visiting the company’s web site at www.theravance.com.  To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the Company’s web site for 30 days through September 22, 2006.  An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on September 6, 2006 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 1254423.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. Of the five programs in development, two are in late stage — its telavancin program focusing on treating serious Gram-positive bacterial infections with Astellas Pharma Inc. and the Beyond Advair collaboration with GlaxoSmithKline. By leveraging its proprietary insight of multivalency to drug discovery focused on validated targets, Theravance is pursuing a next generation drug discovery strategy designed to discover superior medicines in large markets. For more information, please visit the company’s web site at www.theravance.com.

About Telavancin Collaboration

In November 2005, Theravance entered into a collaboration arrangement with Astellas Pharma Inc. (Astellas) for the development and commercialization of telavancin worldwide except Japan.  In July 2006, Theravance and Astellas expanded the collaboration to include Japan.  Under the terms of the collaboration, Theravance will lead the development of telavancin for the treatment of cSSSI and hospital-acquired pneumonia, and will collaborate substantially with Astellas in marketing in the United States for the first three years. Astellas will lead all other development, regulatory, manufacturing, sales and marketing activities.

About Astellas

Astellas is a pharmaceutical company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceutical products. The organization is committed to becoming a global pharmaceutical company by combining outstanding R&D and marketing capabilities and continuing to grow in the world pharmaceutical market. Astellas Pharma US, Inc. located in Deerfield, Illinois, is a US affiliate of Tokyo-based Astellas Pharma Inc.  For more information about Astellas Pharma US, Inc., please visit its website at www.astellas.com/us.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  Examples of such statements include statements relating to the goals, timing and expected results of clinical and preclinical studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the goals and timing of seeking regulatory approval of our product candidates, the enabling capabilities of Theravance’s approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical and preclinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe, ineffective, inferior or not superior, and delays or failure to achieve regulatory approvals, and risks of collaborating with third parties to develop and commercialize products.  These and other risks are described in greater detail under the heading “Risk Factors” contained in Theravance’s 10-Q filed with the Securities and Exchange Commission (SEC) on August 4, 2006, and the risks discussed in our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Investors	Media
Theravance, Inc.	Theravance, Inc.
Allison Parker	David Brinkley
Director, Investor Relations	SVP, Commercial Development
650-808-4100	650-808-3784
aparker@theravance.com	dbrinkley@theravance.com